EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-112747 of U.S.I. Holdings Corporation on Form S-3 of our report dated March 4, 2004, appearing in the Annual Report on Form 10-K of U.S.I. Holdings Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in this Prospectus, which is part of such Registration Statement.


New York, New York
March 24, 2004